SEPARATION AGREEMENT AND GENERAL RELEASE

WHEREAS, Daniel C. Bartok (“Employee”) was hired by Forestar (USA) Real Estate Group to work as a Chief Executive Officer as an at will employee; and

WHEREAS, Forestar (as defined below) has paid Employee all employment-related compensation and provided Employee with all employment-related benefits to which Employee is entitled through January 1, 2024, with the exception of (1) redemption of Restricted Stock Units and (2) any final pay (including pay for accrued unused vacation) not yet paid at the time this Agreement is executed; and

WHEREAS, Forestar and Employee desire to fully and finally sever their relationship with one another and to resolve any current or possible disputes between them, including without limitation any such disputes arising out of Employee’s employment with Forestar; and

WHEREAS, Forestar has voluntarily offered to pay Employee monies in the form of a severance payment, in exchange for the releases and promises set forth below. The parties agree that such severance payment will not be due and owing and this agreement will not be effective unless (1) Employee executes this agreement and delivers the original to Forestar within the time prescribed herein, and (2) the revocation period described in paragraph 5 expires; and

NOW, THEREFORE, Forestar and Employee (collectively, the “Parties”), in consideration for the mutual promises, agreements, and covenants described above and below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, execute this Separation Agreement and General Release (the "Agreement"), and agree as follows:

1.    Definitions.

A.    "Forestar" means Forestar (USA) Real Estate Group, any subsidiary corporations, and all other entities related directly or indirectly to Forestar (USA) Real Estate Group, and each of their agents, employees, representatives, servants, attorneys, assigns, partners, officers, directors, and predecessors and/or successors in interest, whether current or past.

B.    "Employee" means the above-described Employee, together with Employee’s heirs, assigns, insurers, attorneys, legal representatives, successors in interest, agents, delegates, designees, and other representatives.

2.    Termination of Employment. Employee’s employment with Forestar has ended effective January 1, 2024 (the “Termination Date”).

3.    Consideration. In consideration for the releases set forth below, Forestar agrees to pay Employee additional compensation, to which Employee is not otherwise entitled, in the gross total amount of $100,000.00 (One Hundred Thousand Dollars). Deductions shall be made for applicable withholding and taxes from such payment. Employee agrees that the payment described herein is the only monetary payment made in return for entering into this Agreement and it constitutes a full settlement and compromise of all disputes Employee has or may have against the Released Parties (as defined below). Employee agrees Employee is not aware of or entitled to any amount of back pay, lost wages, or punitive or exemplary damages. Employee acknowledges receipt of payment for all wages, salary, and expenses due Employee as of the Termination Date, except for any final pay (including pay for accrued unused vacation) not yet paid at the time this Agreement is executed. Employee acknowledges that this Agreement provides benefits in excess of anything to which Employee would be entitled under any Forestar policies or severance plans, and these benefits are provided in lieu of any other payments rather
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than in addition to them. The benefits set forth in this Agreement are all the benefits Employee will receive as a result of Employee’s employment with and separation from Forestar.

Forestar also agrees to reimburse Employee with the first twelve (12) months of COBRA premiums (valued at $7,317.12) if Employee timely elects to continue his group health insurance coverage and provides Forestar evidence that Employee has paid such premiums.

The above amounts shall be paid in full within fourteen days after the revocation period described in paragraph 5 expires.

4.    Full Release of All Claims. In exchange for the consideration discussed above in Paragraph 3, Employee releases and forever discharges Forestar (and its past and present parents, subsidiaries, predecessors, successors, assigns, partners, joint ventures, affiliates, alleged joint or co-employers, and related corporations or companies) and D.R. Horton Inc. (and its past and present parents, subsidiaries, predecessors, successors, assigns, partners, joint ventures, affiliates, and related corporations or companies), together with the board members, officers, employees, agents, servants, insurers, and attorneys of each, whether current or past, (collectively “Released Parties”) from all actions, causes of action, suits, debts, accounts, judgments, claims, and demands whatsoever, whether legal or equitable, including without limitation all claims for attorneys’ fees and any claim Employee has made or might have made under any state or federal law or regulation, including without limitation those related to or arising either directly or indirectly from Employee’s relationship with Forestar. Employee agrees not to institute or prosecute any civil action or arbitration claims covered by this release against any of the Released Parties.

    Without limiting the generality of this section, Employee knowingly and voluntarily waives and agrees to release and discharge the Released Parties from all lawsuits, civil actions, arbitration claims, suits, and demands Employee may have based upon, arising from, or related to any act or omission arising before the date Employee executes this Agreement, including without limitation any such claim related to or arising out of Employee’s employment with Forestar, or the termination of such employment, including without limitation any and all claims for injunctive relief, attorneys' fees, or compensatory or punitive damages and any and all claims for physical injuries; mental anguish; physical pain and suffering; wrongful discharge; any rights Employee may have under any local, state, or federal common law, statute, regulation, ordinance, or treaty; Title VII of the Civil Rights Act of 1964; Section 1981 of the Civil Rights Act of 1866; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993 (“FMLA”); the Employee Retirement Income Security Act of 1974; the Age Discrimination in Employment Act of 1967; the Consolidated Omnibus Budget Reconciliation Act of 1985; the Health Insurance Portability and Accountability Act; the Occupational and Safety Health Act; the Equal Pay Act; the Uniformed Services Employment and Re-employment Act of 1994; Executive Orders 11246 and 11141; the Worker Adjustment and Retraining Notification Act; the Rehabilitation Act of 1973;the Sarbanes-Oxley Corporate Reform Act of 2002; all state causes of action based upon the laws of any applicable state, including, but not limited to, sexual harassment; sex discrimination; sexual orientation discrimination; race discrimination; age discrimination; employment discrimination; familial discrimination; national origin discrimination; religious discrimination; disability; incapacity; failure to pay proper wage, minimum wage, and/or overtime wages; unpaid wages; loss of wages; loss of earning capacity; loss of job security; defamation; libel; slander; humiliation; physical impairment and/or disfigurement; loss of consortium; harm to reputation; medical expenses; personal property; negligence; gross negligence; invasion of privacy; intentional infliction of emotional distress; negligent infliction of emotional distress; loss or diminution of career advancement; loss of dignity; breach of contract; and any and all claims arising under any other federal, state, or local statute, law, ordinance, regulation, or order, including those prohibiting employment discrimination; any such claim under tort, wrongful discharge, breach of contract, or breach of
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agreement; or any other claim or cause of action whatsoever for any other offense, quasi-offense, or delict, whether known or unknown.

Without waiving any prospective rights under the FMLA, Employee admits that Employee has received from Forestar all rights and benefits, if any, potentially due to Employee pursuant to the FMLA. Similarly, Employee expressly acknowledges that Forestar has paid Employee in full for all wages due, except for any final pay (including pay for accrued unused vacation) not yet paid at the time this Agreement is executed, and no outstanding claims or charges are pending under the Fair Labor Standards Act (“FLSA”) or other laws. The Parties intend for Employee to release all claims that can legally be released, but no more than that. By entering into this Agreement, it is Employee’s intent to waive and release all claims and potential claims against the Released Parties, save and except a claim against Forestar for unemployment benefits. In the unlikely event that a claim or potential claim (save and except a claim for unemployment benefits) has been omitted from this Release, Employee hereby assigns and conveys said claim(s) and potential claim(s) to Forestar in exchange for Forestar’s obligations herein.

Employee covenants that Employee shall not, in any way, encourage or assist any person or entity (including, but not limited to, any past, present, or future employee(s) of Forestar) to take or participate in any legal or administrative action against Released Parties, except as otherwise required or protected by law. Nothing in the Agreement shall be interpreted or applied in a manner that affects or limits Employee’s otherwise lawful ability to bring an administrative charge with the Equal Employment Opportunity Commission, Department of Labor, Occupational Safety and Health Administration, Securities and Exchange Commission, or other federal, state, or local administrative agency (“Government Agencies”). Nothing contained in this letter agreement is intended to or will preclude the filing by Employee of any charge or complaint with any Government Agency, or the participation in, or the cooperation with, any lawful government investigation. The initiation of a charge or complaint with a Government Agency and/or the participation in or cooperation with a government investigation shall not be considered a breach of any obligation otherwise set forth in this Agreement. However, the Parties agree that Employee has released all Released Parties from all liability arising from the laws, statutes, and common law listed in or referred to in Section 4 and, as such, Employee is not, and will not, be entitled to any monetary or other comparable relief on Employee’s own behalf to the extent allowed by law. Nothing in this Agreement shall be interpreted or applied in a manner that affects or limits Employee’s ability to challenge (with a lawsuit or administrative charge) the validity of the release of claims in this Agreement. Other than a challenge to the validity of the release of claims under this Agreement, Employee has released all Released Parties from all liability with respect to the laws, statutes, and common law listed in Section 4, including the ADEA.
5.     ADEA Release and Revocation. Employee acknowledges and agrees that Employee is releasing and waiving all claims under the federal Age Discrimination in Employment Act (“ADEA”) and the amendments to the ADEA contained in the Older Workers Benefit Protection Act of 1990. Nothing in this Agreement shall be interpreted or applied in a manner that affects or limits Employee’s ability to challenge (with a lawsuit or administrative charge) the validity of Employee’s release of Forestar for age claims under the ADEA. However, other than a challenge to the validity of the release of Employee’s ADEA claims, Employee has released Forestar from all liability with respect to the laws, statutes, and common laws listed above, including the ADEA.

Employee certifies that Employee has been given a period of at least twenty-one (21) days to study this Agreement and to consult with an attorney, accountant, or other advisor before signing the Agreement, and that the actual time Employee has taken for such purposes was adequate for all appropriate consultations. Employee understands that this Agreement shall not be effective and enforceable until seven (7) days from the date Employee signs this Agreement.
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During this seven-day period, Employee may change his mind and revoke this Agreement by notifying Forestar of his wish to revoke this Agreement in the form of a signed, written statement. To revoke the Agreement, Employee understands that Employee must notify Vicki Jones, Vice President Human Resources, 1341 Horton Circle, Arlington, TX 76011. If mailed, the revocation must be both post-marked and received during the seven-day period, properly addressed to Vicki Jones and sent via certified mail, return receipt requested, and an additional copy must be sent via facsimile to (817) 390-1706.

6.    Confidentiality of this Agreement. Employee covenants he has not reviewed, discussed, or disclosed, orally or in writing, the existence of the Agreement, the negotiations leading to the Agreement, or any of the terms or conditions of the Agreement (collectively referred to as “Agreement Information”) with any person, organization, or entity other than Employee’s immediate family, attorney, accountant, and/or tax consultant. Employee expressly agrees to keep Agreement Information completely confidential, and Employee will not hereafter disclose any Agreement Information to anyone other than Employee’s immediate family, attorneys, accountants, or as may be required by due legal process (in which case Employee shall immediately notify Forestar). Employee must inform the recipients of Agreement Information of this confidentiality requirement and secure their agreement to maintain such confidentiality. Notwithstanding the above, nothing in this Agreement is intended to prohibit good faith reporting of possible violations of applicable law or regulation to any Government Agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or in making disclosures where such disclosures are protected under applicable law or regulation, and advance notice of such disclosures is not required to be provided to Forestar; provided, however, that either party is free to make wholly truthful statements (1) solely to Governmental Agencies in participation with a governmental investigation; (2) when testifying at a trial, arbitration, or other legal proceeding when sworn under oath and under subpoena to testify; and/or (3) to the extent applicable, in exercise of section 7 rights under the National Labor Relations Act.

7.    Representations. Employee represents that Employee has returned or will return immediately to Forestar all documents, equipment, or other property of Forestar in Employee’s possession or control. Employee agrees to immediately return to Forestar all property belonging to Forestar, such as keys, credit cards, telephones, computers, and pagers, as well as all originals, copies, or other physical embodiments of Forestar’s confidential information and trade secrets (regardless of whether it is in paper, electronic, or other form), including any such information in any programs, business forms, manuals, correspondence, files, databases, or on computer disks or any other storage medium. Employee also represents that Employee is old enough to sign and be legally bound by this Agreement and has had the opportunity to seek and obtain, or has sought and obtained, the advice of a lawyer in connection with this Agreement. Employee agrees that Employee is legally able and entitled to receive the consideration for this Agreement being provided by Forestar. By agreeing to sign this Agreement, Employee has not relied on any statements or explanations made by Forestar or any of its agents except as specifically set forth in this Agreement.

Employee affirms, covenants, and warrants that Employee has made no claim for illness or injury against, nor is Employee aware of any facts supporting any claim against, the Released Parties under which the Released Parties could be liable for medical expenses incurred by Employee before or after the execution of this Agreement. Furthermore, Employee is aware of no medical expenses that Medicare has paid and for which the Released Parties are or could be liable now or in the future. Employee agrees and affirms that, to the best of Employee’s knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist.

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8.    Attorney's Fees. The Parties agree that if either party contests or challenges the validity or enforceability of this Agreement or any of its provisions, or asserts any action or cause of action against the other relating to the matters settled herein, the prevailing party in such litigation or arbitration may recover from the other party any and all reasonable attorneys' fees or expenses incurred to enforce this Agreement or any of its provisions, or defend any such action or cause of action against the other party.

9.    No Admission of Liability. It is expressly understood and agreed that any injuries or damages or legal liability claimed by Employee against Forestar are disputed and denied, and that the payment and other consideration given in this Agreement are not, and are not to be construed as, an admission of liability by Forestar. Even though Forestar agrees to the terms contained in this Agreement, Forestar denies that it is responsible or legally obligated to pay Employee for any claim Employee currently has or any claim Employee may bring, including those that Employee has released in Section 4. Forestar expressly denies any wrongdoing.

10.    Later Discovered Facts. Employee acknowledges that additional facts may be discovered later, but that it is the Parties' intention to fully, finally, and forever settle and release all matters and any related claims, known or unknown, that now exist, or formerly existed, against Forestar. Employee acknowledges that this Agreement shall be and will remain in effect as a full and complete general release of such matters, notwithstanding the discovery or existence of any additional or different facts.

11.    Tax Liability. Employee agrees he has made no claims of sexual harassment or abuse and, therefore, neither party believes that Section 162(q) of the Tax Cuts and Jobs Act of 2017 is applicable to this Agreement. Employee agrees Forestar has not made any representations to her regarding the legal tax consequences of any funds received pursuant to this Agreement. Employee agrees to pay any federal or state taxes remaining due that may be required to be paid with respect to this Agreement and agrees to indemnify and hold Forestar harmless for any tax liability whatsoever.

12.    Entire Agreement. It is expressly understood and agreed that this Agreement embodies the entire agreement between the Parties and supersedes any and all prior agreements, arrangements or understandings between and among the Parties, except for any non-disclosure, non-competition, non-solicitation, or arbitration agreements, which are reaffirmed by Employee as consideration for this Agreement and incorporated herein, and except for (1) agreements relating to Restricted Stock Units, and (2) the Consulting Agreement between the parties. No oral understandings, statements, promises, terms, conditions, obligations, or agreements contrary or in addition to the terms of this Agreement exist.

13.    Severability and Reformation: If any particular term, paragraph, subparagraph, or portion of this Agreement is determined by an appropriate court or arbitrator to be invalid or unenforceable as written, it shall be modified, as necessary, and as permitted under the law to be made valid or enforceable, and such modification shall not affect the remaining provisions of this Agreement. If it cannot be modified to be made valid or enforceable, then it shall be severed from this Agreement, and all remaining terms and provisions shall remain enforceable.

14. Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all of which, taken together, shall constitute one and the same Agreement.

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15.    Non-Disparagement. Employee agrees not to make disparaging or derogatory statements about the Released Parties or statements that imply or allege wrongdoing of any kind by the Released Parties, either oral or written, or otherwise disparage the Released Parties or their practices, procedures, products, or services; provided, however, that Employee is free to make wholly truthful statements (1) solely to Governmental Agencies in participation of a governmental investigation; (2) when testifying at a trial, arbitration, or other legal proceeding when sworn under oath and under subpoena to testify; and/or (3) to the extent applicable, in exercise of section 7 rights under the National Labor Relations Act. Likewise, Forestar agrees not to make disparaging or derogatory statements about Employee or statements that imply or allege wrongdoing of any kind by Employee, either oral or written, or otherwise disparage Employee in any way.

17.    Waiver. The waiver by Forestar of any breach of this Agreement by Employee shall not be effective unless in writing, and no such waiver with regards to Employee or any other person under a similar agreement shall operate or be construed as a waiver of the same type of breach or any other breach on a subsequent occasion by Employee or any other person or entity.

18.    Assignment and Successorship. This Agreement, and the rights and obligations of Forestar hereunder, may be assigned by Forestar and shall inure to the benefit of and shall be enforceable by any such assignee, as well as any of Forestar’s successors in interest or nominees. This Agreement, and the rights and obligations Employee has hereunder, may not be assigned by Employee. The release in this Agreement is binding on Employee’s heirs, executors, administrators, successors, and assigns.

19.    Remedies for Employee’s Breach. Should Employee breach any part of this Agreement, Employee will forfeit and repay Forestar for any payment made, or other consideration offered, pursuant to Section 3, and Forestar’s obligation to make such payments or provide such consideration will be forever extinguished. If a challenge is made to the enforceability of some or all of the language in this Agreement, and a suit, demand, or claim is brought by Employee against any Released Party, the Released Party will be entitled to a set-off in the full amount of payments made upon this Agreement in any action brought.

20.    Choice of Law, Venue, and Jurisdiction. This Agreement shall be governed by the laws of the state of State of Texas without reference to or application of the choice-of-law or conflicts-of-laws principles, policies, or holdings of any jurisdiction, and any disputes under or challenges to this Agreement must be decided by an appropriate state or federal court or arbitrator, as applicable, in Tarrant, County, Texas. Employee expressly consents to the personal jurisdiction of the state and federal courts and arbitrators in Tarrant County, Texas for purposes of challenging or enforcing this Agreement and waives any objections or defenses to personal jurisdiction or venue in any such proceeding before any such court or arbitration proceeding. Nothing herein shall alter any obligation to arbitrate disputes pursuant to a separate arbitration agreement.

21.    EMPLOYEE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT, AND EMPLOYEE IS ADVISED TO DO SO. EMPLOYEE HAS AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER WHETHER TO ACCEPT THIS PROPOSAL. IF EMPLOYEE AGREES TO SIGN THIS AGREEMENT, EMPLOYEE MAY REVOKE THE AGREEMENT UP TO SEVEN (7) DAYS AFTER SIGNING IT (“REVOCATION PERIOD”) BY DELIVERING WRITTEN NOTICE OF REVOCATION TO VICKI JONES, VICE PRESIDENT OF HUMAN RESOURCES, IN THE MANNER DESCRIBED ABOVE. ANY REVOCATION SHALL NOT BE EFFECTIVE UNLESS ACTUALLY RECEIVED BY VICKI JONES WITHIN SEVEN (7) DAYS FOLLOWING THE DATE THAT EMPLOYEE SIGNS THE AGREEMENT.
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By signing below, Employee accepts the terms of the Agreement set forth above and expressly acknowledges as follows:

(a)I understand that, through this Agreement, I am releasing all existing and potential claims against the Released Parties, to the extent allowed by law;

(b)    I am signing this Agreement of my own free will, knowingly and voluntarily, and I have not been coerced or threatened in any manner;

(c)    I have been given the opportunity to take 21 days from the date on which this Agreement was given to me to consider, sign, and return this Agreement and decide whether I will enter into this Agreement. If I opt to sign and return the Agreement before the full 21-day period has passed, my signature indicates conclusively that I have freely and voluntarily chosen to waive the full 21-day period and that the amount of time I took to review the Agreement and to consult with an attorney, accountant, or other advisor was adequate for all appropriate review and consultations; and

(d)    This Agreement will not become effective until seven (7) days after I have signed it. If I do not provide notice of my revocation of this Agreement to Vicki Jones in accordance with Section 5, I understand that it will be binding on me.

/s/ Daniel C. Bartok

Daniel C. Bartok

January 1, 2024

Date

By the signature of its duly-authorized representative below, Forestar agrees to the terms of the Agreement set forth above:

ACCEPTED AND AGREED TO on the first day of January 2024.

By: /s/ James D. Allen
James D. Allen, Chief Financial Officer

                         Mail entire agreement to:
                         D.R. Horton, Inc.
                         1341 Horton Circle
                         Arlington, TX 76011
                          Attention: Vicki Jones

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